EXHIBIT 32.2

SECTION 906 PRINCIPAL FINANCIAL AND

ACCOUNTING OFFICER CERTIFICATION

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Swen Mortenson, the Secretary/Treasurer and Director of Wrap-N-Roll USA, Inc., certify that, to the best of my knowledge, (i) the Annual Report on Form 10-KSB for the calendar year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Wrap-N-Roll USA, Inc.

/s/ Swen Mortenson

Secretary/Treasurer and Director

Dated: 9/12/2007

A signed original of the written statement required by Section 906 has been provided to Wrap-N-Roll USA, Inc. The statement will be retained by Wrap-N-Roll USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.